UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32922	05-0569368
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lincoln Centre

5400 LBJ Freeway, Suite 450

Dallas, TX 75240

(Address of Principal Executive Offices) (Zip Code)

(214) 451-6750

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

On March 19, 2012, Aventine Renewable Energy Holdings, Inc. (the “Company”) and Ben Borgen (“Mr. Borgen”), Senior Vice President, Commodity Risk Management of the Company, entered into a separation agreement (the “Separation Agreement”), pursuant to which Mr. Borgen has resigned from all positions held with the Company and its affiliates effective immediately.  Under the terms of the Separation Agreement, Mr. Borgen will receive, among other things, (i) a termination payment of $700,000, which will be paid to Mr. Borgen within thirty (30) days following his departure and (ii) 22,596 shares of the Company’s common stock, which will be delivered to Mr. Borgen within thirty (30) days following his departure.  In addition, Mr. Borgen will receive 26,666 shares of the Company’s common stock in respect of his previously-vested restricted stock units, which will be settled six (6) months following his departure.  Mr. Borgen has previously vested in 42,750 stock options, which will remain exercisable for thirty (30) days following his departure.  Mr. Borgen’s unvested stock options and all hybrid equity units, whether vested or unvested, have terminated effective immediately.

The foregoing is a summary of the terms of the Separation Agreement and is qualified in its entirety by the full Separation Agreement which is filed herewith as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Separation Agreement between the Company and Ben Borgen, dated as of March 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Calvin Stewart
	Name:	Calvin Stewart
	Title:	Chief Financial Officer

Date: March 20, 2012